                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 CADENCE DESIGN SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                          CADENCE DESIGN SYSTEMS, INC.
                               2655 SEELY AVENUE
                           SAN JOSE, CALIFORNIA 95134

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 6, 1998

                            ------------------------

TO THE STOCKHOLDERS OF

  CADENCE DESIGN SYSTEMS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CADENCE DESIGN SYSTEMS, INC., a Delaware corporation (the "Company"), will be held on May 6, 1998, at 3:00 p.m. local time at 2655 Seely Avenue, San Jose, California 95134 for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To approve the amendment of the Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock of the Company from 300,000,000 to 600,000,000.

    3. To approve the 1987 Stock Option Plan, as amended, to (a) extend the term of such plan to May 31, 2007 and (b) increase the number of authorized shares reserved under the plan from 61,370,100 to 71,370,100, an increase of 10,000,000 shares.

    4.  To approve the Senior Executive Bonus Plan.

    5. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending January 2, 1999.

    6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on March 20, 1998, as the Record Date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          R.L. Smith McKeithen
                                          SECRETARY

San Jose, California
March 30, 1998

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                          CADENCE DESIGN SYSTEMS, INC.
                               2655 SEELY AVENUE
                           SAN JOSE, CALIFORNIA 95134

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 6, 1998

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Cadence Design Systems, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 6, 1998, at 3:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 2655 Seely Avenue, San Jose, California 95134. The Company intends to mail this proxy statement and accompanying proxy card on or about March 30, 1998, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, Corporate Investor Communications, Inc. No additional compensation will be paid to directors, officers or other regular employees for such services. If Corporate Investor Communications, Inc. renders solicitation services, it will be paid its customary fee, estimated to be approximately $6,500.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on March 20, 1998 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 20, 1998, the Company had outstanding and entitled to vote [ 207,666,000 ] shares of Common Stock.

    Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    On October 31, 1997, the Company declared a 2-for-1 stock split effected by means of a stock dividend paid on November 14, 1997. All share numbers contained herein give effect to such stock split.

    All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Except for Proposal 2, broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. With respect to Proposal 2, abstentions and broker non-votes will have the same effect as negative votes.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2655 Seely Avenue, San Jose, California 95134, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company on or before November 30, 1998, in order to be included in the proxy statement and proxy relating to the Company's 1999 Annual Meeting of Stockholders.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    There are eight nominees for the eight Board of Directors (the "Board") positions presently authorized by the Company's Bylaws, as amended (the "Bylaws"). Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, all of the directors having been elected by the stockholders, with the exception of Mr. Harding and Mr. Bingham, who were appointed by the Board on October 19, 1997 and November 5, 1997, respectively.

    Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

    The names of the nominees, and certain information about them (including their term of service), are set forth below:

                                                                                                         DIRECTOR
NAME OF NOMINEE                                       AGE               PRINCIPAL OCCUPATION               SINCE
------------------------------------------------      ---      ---------------------------------------  -----------
Carol A. Bartz..................................          49   Chairman and Chief Executive Officer,          1994
                                                               Autodesk, Inc.

H. Raymond Bingham..............................          52   Executive Vice President and Chief             1997
                                                               Financial Officer of the Company

John R. Harding.................................          43   President and Chief Executive Officer          1997
                                                               of the Company

Dr. Leonard Y.W. Liu............................          56   Chairman, Chief Executive Officer and          1989
                                                               President, Walker Interactive Systems,
                                                               Inc.

Donald L. Lucas.................................          68   Chairman of the Board of the Company           1988
                                                               and Private Venture Capital Investor

Dr. Alberto Sangiovanni-Vincentelli.............          50   Professor of Electrical Engineering and        1992
                                                               Computer Sciences, University of
                                                               California, Berkeley

George M. Scalise...............................          63   President, Semiconductor Industry              1989
                                                               Association

Dr. John B. Shoven..............................          50   Dean of the School of Humanities and           1992
                                                               Sciences, Stanford University

    CAROL A. BARTZ has served as Chief Executive Officer and Chairman of the Board of Autodesk, Inc., a personal computer software company and supplier of design software, since 1996, serving as its President from May 1992 to September 1996. From 1983 to April 1992, Ms. Bartz served in various positions with Sun Microsystems, Inc., a manufacturer of UNIX-based professional workstations and compatible software, including Vice President of Worldwide Field Operations from July 1990 to April 1992. Ms. Bartz is a director of AirTouch Communications, Network Appliance, Inc., Cisco Systems, Inc. and BEA Systems, Inc.

    H. RAYMOND BINGHAM has served as Executive Vice President since October 1997, Chief Financial Officer of the Company since 1993 and was Senior Vice President from 1993 to 1997. He has been a director of the Company since November 1997. Prior to joining the Company, Mr. Bingham was Executive Vice President and Chief Financial Officer of Red Lion Hotels and Inns, an owner and operator of a chain of hotels, for eight years. Mr. Bingham is a director of Sunstone Hotel Investors, Inc. and Integrated Measurement Systems, Inc.

    JOHN R. HARDING has served as President and Chief Executive Officer and a director of the Company since October 1997. He joined the Company in May 1997 as Senior Vice President, Strategic Business Units. Prior to joining the Company, Mr. Harding served as President and Chief Executive Officer of Cooper & Chyan Technology, Inc. ("CCT"), a software tool company, from December 1994 until its acquisition by the Company in May 1997. Before joining CCT, Mr. Harding was with Zycad Corporation, an electronic design automation company, as Executive Vice President, Worldwide Sales and Marketing, from January 1992 to October 1994.

    DR. LEONARD Y.W. LIU has served as a director of the Company since 1989. Dr. Liu has served as Chairman, President and Chief Executive Officer of Walker Interactive Systems, Inc., a high-end financial software company, since 1995. From 1993 until 1995, Dr. Liu served as Chief Operating Officer of the Company. Before joining the Company in 1993, Dr. Liu was Chairman and Chief Executive Officer of Acer America Corporation and President of Acer Group, a personal computer manufacturer, from 1989 until 1992. Dr. Liu is also a director of Trident Microsystems, Inc. and Advanced Semiconductor Engineering, Inc.

    DONALD L. LUCAS has served as Chairman of the Board of the Company since 1988. From its inception in 1983 to 1987, Mr. Lucas served as Chairman of the Board and a director of SDA Systems, Inc., a predecessor of the Company. Mr. Lucas has been a private venture capital investor since 1960. He is a director of Amati Communications Corporation, Coulter Pharmaceutical, Inc., Macromedia, Inc., Oracle Corporation, Transcend Services, Inc. and Tricord Systems, Incorporated.

    DR. ALBERTO SANGIOVANNI-VINCENTELLI has served as a director of the Company since 1992 and has served as a consultant to the Company since 1994. Dr. Sangiovanni-Vincentelli has been Professor of Electrical Engineering and Computer Sciences at the University of California at Berkeley since 1976.

    GEORGE M. SCALISE has served as a director of the Company since June 1989. Mr. Scalise has served as President of the Semiconductor Industry Association, an association of semiconductor manufacturers and suppliers, since June 1997. Mr. Scalise served as Executive Vice President and Chief Administrative Officer of Apple Computer, Inc., a personal computer company, from March 1996 to May 1997. He also served as Senior Vice President of Planning and Development and Chief Administrative Officer of National Semiconductor Corporation, a semiconductor manufacturing company, from 1991 to 1996.

    DR. JOHN B. SHOVEN has served as a director of the Company since 1992. Dr. Shoven has been Dean of the School of Humanities and Sciences at Stanford University since 1993. From 1979 to 1993, Dr. Shoven served as Professor of Economics at Stanford University. Dr. Shoven also served as Director for the Center for Economics Policy Research at Stanford University from 1988 to 1993.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended January 3, 1998 (the "Fiscal Year"), the Board held five meetings. The Board has an Audit Committee, a Compensation Committee, a Nominating Committee and a Venture Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the Company's financial statements; review financial and auditing issues of the Company; recommend to the Board the independent auditors to be retained by the Company; receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls and make recommendations to the Board. The Audit Committee is composed of three non-employee directors, Messrs. Lucas and Scalise and Dr. Shoven. It met four times during the Fiscal Year.

    The Compensation Committee reviews and approves the general compensation plans of the Company, including the Company's stock option, stock purchase and bonus plans, and determines specific compensation matters, including salaries, bonuses, stock options and incentive compensation, for the Chief Executive Officer and all executives who report directly to the Chief Executive Officer. The Compensation Committee also performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors, Dr. Shoven and Mr. Lucas. It met two times during the Fiscal Year.

    The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and nominates specific individuals to be elected as officers of the Company by the Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee for fiscal year 1997 was composed of three directors, Messrs. Lucas and Harding and Dr. Sangiovanni-Vincentelli. It met two times during the Fiscal Year.

    The Venture Committee advises the Board and acts on behalf of the Company in monitoring the Company's investment in Telos Venture Partners, L.P. The Venture Committee for 1997 was composed of two non-employee directors, Mr. Lucas and Dr. Shoven. It met two times during the Fiscal Year.

    During the Fiscal Year, each Board member attended 75% or more of the aggregate number of the meetings of the Board and of the committees on which he or she served, that were held during the period for which he or she was a director or committee member, respectively.

                                   PROPOSAL 2
           APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION, AS
      AMENDED, TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

    On February 23, 1998, the Board adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock, par value $.01 per share, from 300,000,000 shares to 600,000,000 shares (the "Amendment").

PURPOSES AND REASONS FOR THE AMENDMENT

    The Company has proposed the Amendment because the Board believes it to be in the best interests of Company to have additional shares of Common Stock available for issuance for general corporate purposes, including, without limitation, issuing additional dividends in the form of stock splits, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products. If the Amendment is adopted, the increased number of authorized shares of Common Stock will be available for issuance from time to time, for such purposes and consideration and on such terms as the Board may approve, and no further vote of the stockholders of the Company will be required, except as may be provided under the Delaware General Corporation Law in certain circumstances, or as may be required by the rules of the New York Stock Exchange ("NYSE").

    On the Record Date, there were [207,666,000] shares of Common Stock outstanding, and an aggregate of [40,754,792] shares reserved for issuance pursuant to the exercise of options granted under the Company's 1987 Employee Stock Option Plan, 1988 Directors Stock Option Plan, 1993 Directors Stock Option Plan, 1993 Non-Statutory Stock Option Plan, 1995 Directors Stock Option Plan, 1997 Stock Option Plan, Employee Stock Purchase Plan, Gateway Design Automation Corporation 1986 Stock Option Plan, Automated Systems, Inc. 1988 Stock Option Plan, High Level Design Systems, Inc. ("HLDS") 1993 Stock Option Plan, HLDS 1995 Special Nonstatutory Stock Option Plan, CCT 1989 Stock Option Plan, CCT 1993 Equity Incentive Plan and Unicad, Inc. Stock Option Plan, and other outstanding options and warrants to purchase [5,792,650] and [410,400] shares, respectively. Accordingly, there were [45,376,158] shares of Common Stock available for issuance on the Record Date. If the Amendment were not to be adopted, the issuance of additional shares of Common Stock could be impeded by the delay and expense incident to calling a special meeting of the Company's stockholders to approve an increase in the number of authorized shares of Common Stock in cases where such a meeting would not otherwise be required. Although at present the Board has no other plans to issue additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for future business and financial purposes. The additional shares may be used, without further stockholder approval, for various purposes as outlined above.

    The terms of the additional shares of Common Stock for which authorization is sought will be identical with the terms of the shares of Common Stock currently authorized and outstanding, and the Amendment will not affect the terms or the rights of the holders of such shares, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. The Common Stock has no cumulative voting, conversion, preemptive or subscription rights and is not redeemable.

    The additional shares of Common Stock that would become available for issuance if this proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

NO DISSENTERS' RIGHTS OF APPRAISAL

    Dissenters' rights of appraisal will not be available under Delaware law with respect to the Amendment.

EFFECTIVENESS OF AMENDMENT

    If the proposal is adopted, the Amendment will become effective upon the filing of an amendment to the Company's Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware.

    The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock will be required to approve this amendment to the Company's Certificate of Incorporation, as amended. As a result, abstentions and broker non-votes will have the same effect as negative votes.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3
          APPROVAL OF AMENDMENTS TO 1987 STOCK OPTION PLAN, AS AMENDED

    In April 1987, the Board adopted, and the stockholders subsequently approved, the Company's 1987 Stock Option Plan (the "1987 Plan"). As a result of a series of amendments, as of March 20, 1998 there were 61,370,100 shares of the Company's Common Stock authorized for issuance under the 1987 Plan.

    At March 20, 1998, options (net of canceled or expired options) covering an aggregate of [61,234,158] shares of the Company's Common Stock had been granted under the 1987 Plan, and [135,942] shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant under the 1987 Plan. During the Fiscal Year, under the 1987 Plan, the Company granted to all current executive officers as a group options to purchase 7,390,000 shares at exercise prices of $14.9375 to $22.80 per share and no options were granted under the 1987 Plan to eligible persons other than officers. Non-officer employees of and consultants to the Company receive grants under the Company's 1993 Non-Statutory Stock Option Plan and the 1997 Stock Option Plan. At March 20, 1998, [1,692,986] and [10,969,699] shares of Common Stock, respectively, were available for issuance under the 1993 Non-Statutory Stock Option Plan and the 1997 Stock Option Plan to non-officer employees of and consultants to the Company.

    On February 23, 1998, the Board approved an amendment to the 1987 Plan, subject to stockholder approval, to (a) extend the term of the 1987 Plan to May 31, 2007, and (b) to increase the number of authorized shares of Common Stock reserved for issuance under the 1987 Plan from 61,370,100 to 71,370,100, an increase of 10,000,000 shares. The Board adopted these amendments to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board.

    Stockholders are requested in this Proposal 3 to approve the 1987 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1987 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

    The essential features of the 1987 Plan are outlined below:

GENERAL

    The 1987 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1987 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1987 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

    The 1987 Plan was adopted to provide a means by which employees of (including officers and directors employed by the Company) and consultants to the Company and any parent or subsidiary corporation could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

ADMINISTRATION

    The Board administers the 1987 Plan unless and until the Board delegates administration to a Committee consisting of not fewer than two members of the Board. One or more of these members may be "Non-Employee Directors" (a director who is receiving no compensation from the Company other than for service on the Board of Directors or who does not receive such additional compensation which exceeds the limits specified in the definition of such term under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or "Outside Directors" (a director who is not either a current or former officer of the Company nor a current employee of the Company, and who is receiving no compensation from the Company other than for service on the Board or who does not receive such additional compensation which exceeds the limits specified in the definition of such term under Section 162(m) of the Code). Once appointed, the Committee will continue to serve until otherwise directed by the Board. At any time the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant options under the 1987 Plan. Members of the Board who are either eligible for options or have been granted options may vote on any matters affecting the administration of the 1987 Plan or the grant of any options thereunder, but may not grant an option to themselves. However, such member may be counted in determining the existence of a quorum at a Board meeting during which action is taken with respect to the granting of such options.

    The Board has the power to determine from time to time which of the persons eligible under the 1987 Plan shall be granted options, the type of options to be granted, and when and how each option shall be granted, to construe and interpret the 1987 Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board may correct any defect in the 1987 Plan or in any option agreement to make the 1987 Plan fully effective.

ELIGIBILITY

    Incentive stock options may be granted under the 1987 Plan only to employees of the Company. Employees (including officers and directors employed by the Company) and consultants are eligible to receive nonstatutory stock options under the 1987 Plan.

    No incentive stock option may be granted under the 1987 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company (a "10% Stockholder"), unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such other plans of the Company and its affiliates) may not exceed $100,000.

STOCK SUBJECT TO THE 1987 PLAN

    If options granted under the 1987 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1987 Plan.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the 1987 Plan. Individual option grants may be more or, with respect to certain provisions, less restrictive as to any or all of the permissible terms described below.

    EXERCISE PRICE; PAYMENT. The exercise price of options granted under the 1987 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. As of March 20, 1998, the closing price of the Company's Common
Stock as reported on the NYSE was $       per share. The fair market value for
purposes of the 1987 Plan is the average of the high and low prices of the Company's Common Stock as of the grant date as reported on the NYSE.

    The exercise price of options granted under the 1987 Plan must be paid by cash, check, promissory note, other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is being exercised, or any combination of such methods of payment, or such other consideration and method of payment permitted under applicable law. In making its determination as to the type of consideration to accept, the Board considers if acceptance of such consideration may be reasonably expected to benefit the Company. The particular forms of consideration available to exercise a specific option are set forth in the terms of the option agreement for that option.

    OPTION EXERCISE. Options granted under the 1987 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by a majority of currently outstanding options under the 1987 Plan vest at the rate of 25% after the first year and 1/48th per month thereafter during the optionee's employment or service as a consultant. However, for more recent option grants, the first option granted to an optionee vests at the rate of 20% after the first year and 1/60th of the shares each month thereafter, while each subsequent option granted to that optionee vests at the rate of 1/60th of the shares each month after the grant date. Shares covered by options granted in the future under the 1987 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised.

    TERM. The maximum term of options under the 1987 Plan is 10 years, except that for 10% Stockholders (see "Eligibility") the maximum term is five years. Options under the 1987 Plan generally terminate either 30 days or three months (or such other period not exceeding three months as determined by the Board) after termination of the optionee's employment or relationship as a consultant of the Company or any affiliate of the Company. However, if the optionee dies while employed by or serving as a consultant of the Company or any affiliate of the Company, the option may be exercised (to the extent of the right to exercise that would have accrued had the optionee continued living three months after the date of death) within three months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution. If the optionee dies within one month after termination of such relationship, the option may be exercised by such persons (but only to the extent of the right to exercise that had accrued at the date of termination) within three months of the optionee's death.

ADJUSTMENT PROVISIONS

    If there is any change in the stock subject to the 1987 Plan or subject to any option granted under the 1987 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction effected without receipt of consideration by the Company), the 1987 Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the 1987 Plan, and the outstanding options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

    The 1987 Plan provides that, in the event of a dissolution or liquidation of the Company, the proposed sale of all or substantially all of the assets of the Company, or the merger of the Company into another company, options outstanding under the 1987 Plan will terminate immediately prior to such corporate transaction, unless the Board specifically provides otherwise. The Board in its sole discretion may provide that the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

    Currently, the 1987 Plan will terminate on January 31, 2002. The Board may suspend or terminate the 1987 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated and if approved by this Proposal, the 1987 Plan will terminate on May 31, 2007.

    The Board may also amend the 1987 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would require stockholder approval in order to comply with Rule 16b-3 of the Exchange Act, Section 422 of the Code or any securities exchange listing requirement. The Board may submit any other amendment to the 1987 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

    Under the 1987 Plan, except as specifically provided in the terms of a nonstatutory stock option, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by the optionee. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death.

FEDERAL INCOME TAX INFORMATION

    INCENTIVE STOCK OPTIONS. Incentive stock options under the 1987 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

    If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term capital gain if the stock is held for more than 18 months, mid-term capital gain if the stock is held for more than one year not more than 18 months, or short-term capital gain if the stock was held for less than 12 months. Slightly different rules may apply to optionees who acquire stock subject to a repurchase option or who are subject to Section 16(b) of the Exchange Act.

    To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the 1987 Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to a repurchase option or who are subject to Section 16(b) of the Exchange Act.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options granted under the 1987 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders. The 1987 Plan has been designed and administered with the interest that all options satisfy these requirements so that any ordinary income recognized under these options shall be treated as "performance-based compensation."

                                   PROPOSAL 4
                  APPROVAL OF THE SENIOR EXECUTIVE BONUS PLAN
            (AN AMENDMENT OF THE CHIEF EXECUTIVE OFFICER BONUS PLAN)

    In 1996, the Compensation Committee of the Board (the "Compensation Committee") adopted, and the stockholders subsequently approved, a cash incentive bonus plan for the Chief Executive Officer of the Company (the "CEO Bonus Plan"). The CEO Bonus Plan was intended to serve as the primary method for providing the Company's Chief Executive Officer with cash incentive compensation.

    In February 1998, the Compensation Committee amended the CEO Bonus Plan, subject to stockholder approval, to (a) extend eligibility to participate in the CEO Bonus Plan to those individuals who are part of the senior executive staff as designated by the Chief Executive Officer (collectively with the Chief Executive Officer, the "Executives"), (b) to change the name of the CEO Bonus Plan to the "Senior Executive Bonus Plan," and (c) to authorize the Compensation Committee to exercise positive discretion to increase the amount of compensation payable under the Senior Executive Bonus Plan to an Executive who is not a "covered employee" within the meaning of Section 162(m) of the Code.

    The Senior Executive Bonus Plan is being submitted to the stockholders for approval in order to allow the Company to take a federal income tax deduction for all cash payments under the Senior Executive Bonus Plan to Executives without being limited by Section 162(m) of the Code. Section 162(m) of the Code limits to $1,000,000 per year the deductibility of compensation paid to certain executive officers of publicly traded corporations (that is, the Chief Executive Officer and the four highest compensated officers on the last day of the corporation's taxable year). However, compensation that satisfies the requirements for "performance-based compensation" is not subject to this limit and, therefore, is generally deductible by a corporate employer in full. One of the requirements for this favorable tax treatment is stockholder approval of the material terms of the proposed performance incentive compensation plan. In the event that the stockholders approve the Senior Executive Bonus Plan, it has been designed to permit the Company to treat payments to these certain executive officers under the Senior Executive Bonus Plan as "performance-based compensation."

    Stockholders are requested in this Proposal 4 to approve the Senior Executive Bonus Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Senior Executive Bonus Plan, as amended. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

    The material terms of the Senior Executive Bonus Plan are outlined below:

    ELIGIBILITY: Only Executives may participate in the Senior Executive Bonus Plan.

    ADMINISTRATION: The Compensation Committee administers the Senior Executive Bonus Plan.

    NATURE AND AMOUNT OF AWARD: The Senior Executive Bonus Plan provides for annual cash payments to the Executives. The amount of an annual payment varies with the degree to which the Company achieves its goal for Earnings Per Share ("EPS") for the fiscal year for which the payment is being made.

    If the Company meets the EPS goal for that year, then the Executives will be paid an amount equal to 100% of their target bonus. If the Company fails to meet its EPS goal, then the Executives will receive smaller bonuses, or no bonus at all. If the Company surpasses its EPS goal, then the Executives will receive larger bonuses. However, in no event will the amount of an annual bonus exceed $2,000,000 per person. In addition, if an Executive receives a bonus under any other Company bonus plan, the bonus under the Senior Executive Bonus Plan will be reduced by the same amount. See "Summary Compensation Table" for amounts earned by the Executives under the Company's bonus plans for the fiscal years ended 1997, 1996 and 1995.

    The Compensation Committee will establish the Executive's target bonus, EPS goal, and schedule of adjustment to the target bonuses for the EPS goal for a given fiscal year within the first 90 days of that fiscal year. However, in the case of the selection of a new Executive during a fiscal year, these provisions will be established by the Compensation Committee before the first 25% of the remainder of that fiscal year has passed.

    The Company's EPS performance will be based on the audited financial statements prepared by the Company's outside accounting firm and will be determined by applying generally accepted accounting principles and excluding the impact of any unusual or non-recurring items.

    TIMING OF PAYMENT: Any annual payment under the Senior Executive Bonus Plan will be made only after the Compensation Committee has certified both the Company's EPS performance and the amount of the bonus to be paid. In addition, the Executive must remain employed by the Company until the time the bonus is actually paid, except in the event of the Executive's death or disability.

    AMENDMENT AND TERMINATION: The Compensation Committee may terminate the Senior Executive Bonus Plan at any time, for any or no reason, and may also amend the Senior Executive Bonus Plan in order to reduce the amount of an Executive's bonus payment at any time, for any or no reason.

                                   PROPOSAL 5
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending January 2, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since 1983. Representatives from Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may direct the appointment of different independent auditors at any time during the year, if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Arthur Andersen LLP. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 20, 1998 by: (i) all those known by the Company to be beneficial owners of more than five percent of its Common Stock; (ii) each of the executive officers named in the Summary Compensation Table; (iii) each nominee for director; and (iv) all executive officers and directors of the Company as a group.

                                                                                                 BENEFICIAL
                                                                                               OWNERSHIP(1)(2)
                                                                                          -------------------------
                                                                                           NUMBER OF    PERCENT OF
BENEFICIAL OWNER                                                                             SHARES        TOTAL
----------------------------------------------------------------------------------------  ------------  -----------
Janus Capital Corporation(3)
  100 Fillmore St., Ste. 400
  Denver, CO 80206......................................................................    27,289,325       13.14%
Massachusetts Financial Services(4)
  500 Boylston Street
  Boston, MA 02116......................................................................    23,563,867       11.35%
FMR Corp.(5)
  82 Devonshire Street
  Boston, MA 02109......................................................................    11,703,150        5.64%
Putnam Investment Management Inc.(6)
  One Post Office Square, 12th Flr.
  Boston, MA 02109                                                                          11,583,753        5.58%
John R. Harding(7)......................................................................       407,734           *
Joseph B. Costello(7)...................................................................     1,116,666           *
John F. Olsen(7)........................................................................       470,449           *
H. Raymond Bingham(7)...................................................................       821,246           *
Shane V. Robison(7).....................................................................       170,242           *
Michael W. Bealmear(7)..................................................................        30,000           *
Carol A. Bartz(7).......................................................................        57,500           *
Leonard Y.W. Liu, Ph.D.(7)..............................................................       180,253           *
Donald L. Lucas(7)(8)...................................................................       363,294           *
Alberto Sangiovanni-Vincentelli, Ph.D.(7)...............................................       384,865           *
George M. Scalise(7)....................................................................       163,102           *
John B. Shoven, Ph.D.(7)................................................................       271,206           *
All executive officers and directors as a group (15 persons)(7).........................     3,626,557        2.26%

------------------------

*   Less than 1%

(1) On October 31, 1997, the Company declared a 2-for-1 stock split effected by means of a stock dividend paid on November 14, 1997. All share numbers contained herein give effect to such stock split.

(2) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on [207,666,000] shares outstanding on March 20, 1998, adjusted as required by rules promulgated by the SEC.

(3) The Company has received an amended Schedule 13G dated February 13, 1998, indicating that Janus Capital Corporation holds 27,289,325 shares for which it has shared voting and shared investment power.

(4) The Company has received an amended Schedule 13G dated February 11, 1998, indicating that Massachusetts Financial Services holds 23,563,867 shares for which it has sole investment power and 23,392,817 shares for which it has sole voting power.

(5) The Company has received an amended Schedule 13G dated February 13, 1998, indicating that FMR Corp. holds 11,703,150 shares for which it has sole investment power and 1,313,200 shares for which it has sole voting power.

(6) The Company has received a Schedule 13G dated January 20, 1998, indicating that Putnam Investment Management, Inc. holds 11,583,753 shares for which it has shared investment power and 305,968 shares for which it has shared voting power.

(7) Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: John R. Harding, 396,804 shares; Joseph B. Costello, 216,666 shares; John F. Olsen, 462,446 shares;
    H. Raymond Bingham, 815,266 shares; Shane V. Robison, 169,477 shares; Michael W. Bealmear, 30,000 shares; Carol A. Bartz, 57,500 shares; Leonard
    Y. W. Liu, Ph.D., 168,102 shares; Donald L. Lucas, 262,364 shares; Alberto Sangiovanni-Vincentelli, Ph.D., 352,906 shares; George M. Scalise, 153,102 shares; John B. Shoven, Ph.D., 271,206 shares; and all executive officers and directors as a group, 3,594,159 shares.

(8) Includes 100,930 shares held under a trust agreement for the benefit of Mr. Lucas and his wife.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(A)

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Fiscal Year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that an amendment to one report covering one transaction in June 1997 was filed seven days late by Mr. Lucas.

                      DIRECTOR AND EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Each non-employee director of the Company, other than the Chairman of the Board, receives an annual retainer of $40,000. Mr. Lucas is not paid for his attendance at meetings of the Board, but is paid an annual retainer of $120,000, $35,000 and $35,000, for his service as Chairman of the Board, Chairman of the Venture Committee and Chairman of the Audit Committee, respectively. Dr. Shoven, in addition to his $40,000 Board retainer, is paid an annual retainer of $35,000 for his service as Chairman of the Compensation Committee. During the fiscal year ended January 3, 1998, the total compensation paid to non-employee directors was $441,750, of which $80,750 was retainer fees for the first quarter of 1998. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. Directors who are executive officers of the Company do not receive additional compensation for their service on the Board.

    Each "Non-Employee Director" of the Company also receives stock option grants under the 1995 Directors Stock Option Plan. A "Non-Employee Director" is defined in the 1995 Directors Stock Option Plan as a director of the Company and its affiliates who is not otherwise an employee of the Company or any affiliate. Only Non-Employee Directors of the Company are eligible to receive options under the 1995 Directors Stock Option Plan. Options granted under the 1995 Directors Stock Option Plan are intended by the Company not to qualify as incentive stock options under the Code.

    Under the 1995 Directors Stock Option Plan, each person who is first elected to be a Non-Employee Director after October 3, 1995 is automatically granted an option to purchase the number of shares of Common Stock of the Company equal to 5,625 multiplied by the number of calendar quarters occurring between the date on which such person begins serving as a director of the Company and the first April 1 occurring after the date on which such person begins serving as a director of the Company. These initial grants vest in full one year following the grant date.

    In addition, on April 1 of each year, commencing on April 1, 1998, each Non-Employee Director is automatically granted an option to purchase the following number of shares of the Common Stock of the Company: (a) 22,500 shares of Common Stock of the Company; (b) 11,250 shares of Common Stock of the Company, provided that on such date the Non-Employee Director is also serving as the Chairman of the Board of one Committee of the Board AND is a member of at least one additional committee of the Board (but is not serving as the Chairman of the Board); and (c) 22,500 shares of Common Stock of the Company, provided that on such date the Non-Employee Director is also serving as the Chairman of the Board. On January 30 of each year, commencing in 1998, the Non-Employee Director who on that date is then serving as the Chairman of the Board and has completed five years of service as the Chairman of the Board automatically receives a one-time grant of an option to purchase 101,250 shares of Common Stock of the Company. All such additional option grants vest in full one year following the grant date.

    Each Non-Employee Director who is a member of the Venture Committee of the Board is, on the later of October 3, 1995 or the date of his or her initial selection to serve on the Venture Committee of the Board, automatically granted an additional option to purchase 33,250 shares of Common Stock of the Company. The Non-Employee Director who is serving as the Chairman of the Venture Committee of the Board is, on the later of October 3, 1995 or the date of his or her initial selection to serve as the Chairman of the Venture Committee of the Board, granted an additional option to purchase 33,750 shares of Common Stock of the Company. All options granted to the Venture Committee vest over three years in equal annual installments.

    As of March 20, 1998, 30,000 options had been exercised under the 1995 Directors Stock Option Plan and 776,250 were outstanding at exercise prices ranging from $8.56 to $19.75 per share.

    The Company has a consulting agreement with Dr. Sangiovanni-Vincentelli. Pursuant to such consulting agreement, during the Fiscal Year Dr.
Sangiovanni-Vincentelli received cash compensation of $200,000. See "Certain Transactions."

EMPLOYMENT CONTRACTS

    On October 19, 1997, the Company entered into an employment agreement (the "Employment Agreement") with John R. Harding, which supersedes an employment agreement with Mr. Harding entered into in 1996. The Employment Agreement provides, among other things, for the employment of Mr. Harding as President and Chief Executive Officer of the Company at an initial base salary of $500,000 per year. Under the Employment Agreement, Mr. Harding is also eligible for participation in the Senior Executive Bonus Plan (formerly, the CEO Bonus Plan) at an annual target bonus of $500,000 per year. The target bonus was prorated for the balance of 1997. The Employment Agreement also provides for the grant of a stock option for 600,000 shares of the Company's Common Stock. The option was granted by the Compensation Committee of the Board to Mr. Harding on October 28, 1997. The Employment Agreement also provides for the indemnification of Mr. Harding in accordance with the terms of the indemnity agreement entered into between the Company and Mr. Harding. Additionally, under the terms of the Employment Agreement, Mr. Harding will receive such pension, profit sharing and fringe benefits as the Board of Directors of the Company may, from time to time, determine to provide for the key executives of the Company.

    Mr. Harding's employment by the Company will terminate immediately upon Mr. Harding's receipt of a written notice of termination by the Company, upon the Company's receipt of written notice of termination by Mr. Harding, or upon Mr. Harding's permanent disability or death. In the event Mr. Harding's employment with the Company is terminated other than (1) for "cause" (such as Mr. Harding's gross misconduct, fraud, or material breach), or (2) on account of the permanent disability of Mr. Harding, or (3) by a voluntary termination by Mr. Harding for other than "good reason" (which term includes an involuntary demotion, an involuntary reduction in compensation (including base compensation, target bonus and fringe benefits) of more than 10%, or an involuntary relocation of more than 50 miles), then the Company shall pay an amount equal to one year's base salary at the time of termination to Mr. Harding in one lump sum payment. The Company shall also pay Mr. Harding's target bonus for the year of termination (which target bonus shall be not less than $500,000) to Mr. Harding in one lump sum payment. Additionally, all of the unvested options held by Mr. Harding on the date of such termination that would have vested over the succeeding 24 month period shall immediately vest and become exercisable in full. The options shall remain exercisable for the period specified in such options.

    Should a "change of control" in the ownership of the Company occur, then if Mr. Harding's employment with the Company is terminated other than (1) for "cause," or (2) on account of total disability, or (3) by a voluntary termination by Mr. Harding for other than "good reason," which covered termination must occur within 13 months after a change in control, then the Company shall pay an amount equal to two years' base salary for Mr. Harding at the time of his termination in one lump sum payment. The Company shall also pay twice Mr. Harding's target bonus for the year of termination (which annual target bonus shall be no less than $500,000) as in effect immediately prior to such termination. Additionally, all unvested options held by Mr. Harding on the date of such "change in control" shall immediately vest and become exercisable in full and shall remain exercisable for the period specified in such options.

    In the event that the severance and other benefits provided to Mr. Harding constitute "parachute payments" subject to federal excise tax, then Mr. Harding's benefits under the "change of control" provisions will be payable either (a) in full, or (b) as to such lesser amount which would result in no excise tax, whichever amount leaves Mr. Harding with the greatest amount of benefits on an after-tax basis.

    Effective November 1, 1997, the Company entered into a part-time employment agreement (the "Part-Time Employment Agreement") with Mr. Joseph B. Costello, the Company's former President and Chief Executive Officer, whereby Mr. Costello remains a part-time employee of the Company through July 15, 1998. Pursuant to the terms of the Part-Time Employment Agreement, Mr. Costello will provide up to 20 hours of service per month to the Company and will be paid a monthly salary of $2,500. Under the terms of the Part-Time Employment Agreement, Mr. Costello will not accrue vacation time or receive Company benefits. During the period of part-time employment, options to purchase shares of the Company's Common Stock held by Mr. Costello will continue to vest. In addition, pursuant to the terms of the Part-Time Employment Agreement, Mr. Costello will remain subject to the Employment Invention and Confidential Information Agreement originally entered into between the Company and Mr. Costello on September 17, 1984. In the event that the Company terminates Mr. Costello's employment for cause, the Company's obligation to pay Mr. Costello a monthly salary, as well the continued vesting on Mr. Costello's stock options, shall cease.

    The Company has entered into executive severance agreements (the "Severance Agreements") with each of Messrs. Olsen, Bingham, Robison, Murphy and Bealmear (the "Executives"). In the event that an Executive's employment with the Company is terminated other than (1) for "cause" (such as the Executive's gross misconduct, fraud, or material breach of the Executive's contractual obligations to the Company) by the Company, or (2) on account of the permanent disability of the Executive, or (3) by a voluntary termination by the Executive for other than "good reason" (which term includes an involuntary relocation of more than 50 miles, a reduction in compensation (including base compensation, target bonus and fringe benefits) of more than 10%, or an involuntary demotion), then the Company shall pay to the Executive an amount equal to one year's base salary for the respective Executive at the time of termination in one lump sum payment. The Company shall also pay the Executive's target bonus for the year of termination to the Executive in one lump sum payment. Additionally, all of the unvested options held by the Executive on the date of such termination that would have vested over the succeeding 24 month period shall immediately vest and become exercisable in full. The options shall remain exercisable for the period specified in such options.

    Should a "change of control" in the ownership of the Company occur, then, if an Executive's employment with the Company is terminated other than (1) for "cause," or (2) on account of total disability, or (3) by a voluntary termination by the Executive for other than "good reason," which covered termination must occur within 13 months after a "change in control," then the Company shall pay to the Executive an amount equal to two years' base salary for the respective Executive at the time of termination in one lump sum payment. The Company shall also pay twice the Executive's target bonus for the year of termination as in effect immediately prior to such termination. Additionally, all of the unvested options held by the Executive on the date of such "change in control" shall immediately vest and become exercisable in full and shall remain exercisable for the period specified in such options.

    In the event that the severance and other benefits provided to the Executive constitute "parachute payments" subject to federal excise tax, then the Executive's benefits under the "change of control" provisions will be payable either (a) in full, or (b) as to such lesser amount which would result in no excise tax, whichever amount leaves the Executive with the greatest amount of benefits on an after-tax basis.

                       COMPENSATION OF EXECUTIVE OFFICERS
                            SUMMARY OF COMPENSATION

    The following table shows for the fiscal years 1995, 1996 and 1997, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at January 3, 1998 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                               COMPENSATION
                                                                           ---------------------
                                                                                  AWARDS
                                                    ANNUAL COMPENSATION    ---------------------
                                                   ----------------------  NUMBER OF SECURITIES        ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR     SALARY(1)($) BONUS($)   UNDERLYING OPTIONS(#)  COMPENSATION($)(2)
--------------------------------------  ---------  -----------  ---------  ---------------------  -------------------
John R. Harding(3) ...................       1997     238,898     508,000         1,600,000               11,980(4)(5)
  President and Chief Executive
  Officer (from 10/19/97); Executive
  Vice President Strategic Business
  Units

Joseph B. Costello(6) ................       1997     583,893           0         1,000,000               49,261(4)(7)
  President and Chief Executive              1996     600,000     873,000           --                     2,250(8)
  Officer (resigned 10/19/97)                1995     550,000     803,500           --                     5,115(9)(10)

John F. Olsen ........................       1997     281,250     660,000           400,000                3,200(4)
  Executive Vice President Worldwide         1996     275,000     397,000            56,250                2,250(8)
  Sales                                      1995     260,000     393,900           --                     4,000(9)(10)

H. Raymond Bingham ...................       1997     312,500     600,000           400,000                8,969(4)(7)
  Executive Vice President and Chief         1996     300,000     361,000           --                     2,250(8)
  Financial Officer                          1995     300,000     359,000           --                     4,154(9)(10)

Shane V. Robison(11) .................       1997     305,769     468,000           400,000                8,969(4)(7)
  Executive Vice President Engineering       1996     300,000     253,000            18,750                2,250(8)
                                             1995     130,769     151,000           281,250               --

Michael W. Bealmear(12) ..............       1997     166,667     600,000         1,000,000                5,944(4)(7)
  Executive Vice President Worldwide
  Services

------------------------

 (1) Includes amounts deferred pursuant to Section 401(k) of the Code.

 (2) For a description of other contracts between the Company and the Named Executive Officers see "Certain Transactions."

 (3) Employment commenced May 1997.

 (4) Includes Company contributions in 1997 to 401(k) savings plan of $3,200 for Messrs. Olsen, Bingham, Robison, and Costello; $2,825 for Mr. Harding and $2,867 for Mr. Bealmear.

 (5) Includes $9,155 due to forgiveness of interest for loan assumed as part of Cooper & Chyan Technology, Inc. acquisition. The loan was repaid in full.

 (6) Effective November 1, 1997, the Company entered into the Part-Time Employment Agreement with Mr. Costello, whereby he remains a part-time employee of the Company through July 15, 1998. See "Employment Contracts."

 (7) Includes value of accrued but unused vacation converted into cash and donated by executive to charity: $46,061 for Mr. Costello, $5,769 for Mr. Bingham, $5,769 for Mr. Robison and $3,077 for Mr. Bealmear.

 (8) Represents Company contributions in 1996 to 401(k) savings plan.

 (9) Includes Company contributions in 1995 to 401(k) savings plan of $3,000.

 (10) Includes value of accrued but unused vacation converted into cash and donated by executive to charity: $2,115 for Mr. Costello, $1,000 for Mr. Olsen and $1,154 for Mr. Bingham.

 (11) Employment commenced in July 1995.

 (12) Employment commenced August 1997.

                       STOCK OPTION GRANTS AND EXERCISES

    During the Fiscal Year, the Company granted options to its executive officers under the 1987 Plan. For the number of shares subject to outstanding options and a description of the 1987 Plan, see Proposal 2.

    The following tables show for the Fiscal Year, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive
Officers:

                                         INDIVIDUAL GRANTS
                                  -------------------------------
                                    NUMBER OF                                                  POTENTIAL REALIZABLE VALUE
                                    SECURITIES      % OF TOTAL                                 AT ASSUMED ANNUAL RATES OF
                                    UNDERLYING    OPTIONS GRANTED                               STOCK PRICE APPRECIATION
                                     OPTIONS      TO EMPLOYEES IN   EXERCISE OR                    FOR OPTION TERM(1)
                                     GRANTED          FISCAL        BASE PRICE    EXPIRATION   --------------------------
NAME                                  (#)(2)          YEAR(%)         ($/SH)         DATE         5%($)         10%($)
--------------------------------  --------------  ---------------  -------------  -----------  ------------  ------------
John R. Harding.................         400,000           2.3           17.31      05/09/07      4,362,750    11,010,750
                                       1,200,000           7.0           22.80      10/28/07     17,234,437    43,496,437

Joseph B. Costello..............       1,000,000(3)          5.8         15.25      04/11/07      9,607,500    24,247,500

John F. Olsen...................         400,000           2.3           15.25      04/11/07      3,843,000     9,699,000

H. Raymond Bingham..............         400,000           2.3           15.25      04/11/07      3,843,000     9,699,000

Shane V. Robison................         400,000           2.3           15.25      04/11/07      3,843,000     9,699,000

Michael W. Bealmear.............         700,000           4.0           14.94      06/06/07      6,587,437    16,625,437
                                         300,000           1.7           22.80      10/28/07      4,308,609    10,874,109

------------------------

(1) Calculated on the assumption that the market value of the underlying stock increases at the stated values compounded annually for the ten-year term of the option.

(2) Initial option grants generally vest over a five-year period, with 20% of the shares subject to the options vesting after one year and 1/60th of the shares subject to the options vesting each month thereafter. Subsequent option grants generally vest at the rate of 1/60th of the shares shares subject to the option each month following the grant date. The options have a ten year term. The Board of Directors may reprice or accelerate the options under the terms of the Plans.

(3) This option grant is subject to five-year vesting at the rate of 20% of the shares subject to the option at the end of one year following the April 12, 1997 grant date and 1/60th of the shares subject to the option each month thereafter. Effective November 1, 1997, the Company entered into the Part-Time Employment Agreement with Mr. Costello, whereby he remains a part-time employee of the Company and his options will continue to vest through July 15, 1998. See "Employment Contracts."

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                          NUMBER OF
                                                                         SECURITIES
                                             SHARES                      UNDERLYING
                                            ACQUIRED                 UNEXERCISED OPTIONS   VALUE OF UNEXERCISED
                                               ON         VALUE           AT 1/3/98        IN-THE-MONEY OPTIONS
                                            EXERCISE     REALIZED       EXERCISABLE/      AT 1/3/98 EXERCISABLE/
NAME                                          (#)         ($)(1)      UNEXERCISABLE(#)     UNEXERCISABLE($)(2)
-----------------------------------------  ----------  ------------  -------------------  ----------------------
John R. Harding..........................     170,000     3,965,450    331,804/1,160,000     7,042,864/2,120,625

Joseph B. Costello(3)....................   2,987,504    66,258,376          0/1,000,000             0/9,375,000

John F. Olsen............................     230,000     4,691,510      347,029/542,971     6,887,012/6,156,477

H. Raymond Bingham.......................     300,000     6,473,955      808,600/400,000    18,148,569/3,750,000

Shane V. Robison.........................     190,000     2,634,933      107,029/642,971     1,680,875/7,679,458

Michael W. Bealmear......................           0             0       10,000/990,000        18,281/7,311,406

------------------------

(1) Value realized is based upon the fair market value of the Company's Common Stock on the date of exercise less the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) The fair market value of the Company's Common Stock at January 3, 1998 ($24.625) less the exercise price of the options.

(3) Effective November 1, 1997, the Company entered into the Part-Time Employment Agreement with Mr. Costello, whereby he remains a part-time employee of the Company through July 15, 1998. See "Employment Contracts."

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended ("1933 Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The Compensation Committee (the "Committee") of the Board of Directors is composed of two non-employee directors of the Company. The members of the Committee are Mr. Lucas and Dr. Shoven. Although Mr. Costello attended some meetings at the invitation of the Committee, he did not participate, and Mr. Harding will not participate, in deliberations that relate to his own compensation.

COMPENSATION COMMITTEE POLICY

    The Committee typically establishes base salary levels and target bonuses for the Chief Executive Officer ("CEO") and other executive officers of the Company (who report directly to the CEO of the Company) at or about the beginning of each fiscal year. The Committee acts on behalf of the Board of Directors to establish the general compensation policy of the Company for all executive officers of the Company. The Committee administers the equity incentive plans, including the Bonus Plan for Executive Officers (the "Bonus Plan") and the 1987 Plan (and in 1998 will administer the Senior Executive Bonus
Plan). The Committee believes that the compensation of the CEO and the Company's other executive officers should be greatly influenced by the Company's performance. Consistent with this philosophy, a designated portion of the compensation of each executive is contingent upon corporate performance and adjusted where appropriate, based on an executive's performance against personal performance objectives. Long-term equity incentives for executive officers are provided through the granting of stock options under the 1987 Plan. Stock options generally have value for the executive only if the price of the Company's

Common Stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the shares to vest.

    The base salaries, incentive compensation and stock option grants of the executive officers are determined in part by the Committee in reliance on the Radford Survey (the "Survey") of the prevailing competitive salaries in the technology sector for similar positions and by evaluating those salary standards against the achievement by the Company of its corporate goals. The compensation of the Company's executive officers was compared to equivalent data in the Survey and competitive market compensation levels to determine base salary, target bonuses and target total cash compensation. Practices of such companies with respect to stock option grants were also reviewed and compared. In preparing the performance graph for its 1998 Proxy Statement, the Company used the Standard & Poor's Technology Sector Index (the "S&P TS Index") as its published line of business index.

    The Survey companies selected were intended to match the Company closely in terms of such things as product or industry, geography and revenue levels. A significant percentage of the companies in the Survey base, for instance, had average sales that closely approximate the Company's revenue level. A portion of the companies in the S&P TS Index were included in the Survey. The balance of the S&P TS Index companies, however, were too large or of a different business profile, and would have incorrectly increased the market compensation comparisons used to adjust executive officer salaries. The additional companies in the Survey base were felt to be relevant by the Company's independent compensation consultants because they compete for executive talent with the Company, notwithstanding the fact that they are not included in the S&P TS Index.

1997 EXECUTIVE COMPENSATION

    BASE COMPENSATION. The foregoing information, together with the CEO's recommendation of base salary and target bonus for 1997 for each executive officer, other than the CEO, was presented to the Committee in February 1997. The Company sets its salaries for executive officers, including the CEO, at about the seventy-fifth percentile of the range of salaries paid by the companies referred to above. The Committee reviewed the recommendations of the CEO and the performance and market data outlined above and established a base salary level to be effective January 1, 1997 for each executive officer and the CEO (see specific report on CEO compensation below).

    INCENTIVE COMPENSATION. The Bonus Plan is established by the Board of Directors at the start of each year. As more fully discussed below, the Committee reviewed and approved the 1997 Company performance targets to be used for purposes of bonus determination, which targets were included in the Company's 1997 operating plan as approved by the full Board of Directors. The Committee in its discretion assigns a target bonus to each executive officer, approves Company performance objectives to be used for bonus determination, approves the overall structure and mechanics of the Bonus Plan, and after the end of the year, in its discretion approves individual performance factors for all executive officers except the CEO, who participated only in the CEO Bonus Plan, the terms of which are described later. As a general rule, provided that such threshold Company performance levels are achieved, the target bonus pool (the sum of participants' target bonuses) and individual target bonuses are adjusted on the basis of the percentage relationship of actual to targeted EPS. In addition, in the Committee's discretion, each executive officer's target bonus is further adjusted to take account of individual performance. In January 1998, the Committee determined bonus awards for 1997 for executive officers covered by the Bonus Plan. Bonuses were determined with reference to the EPS targets and individual performance. The Committee determined that bonuses should be paid to executive officers for all of the annual target bonus, adjusted for individual performance, established in February 1997.

    STOCK OPTIONS. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Committee may grant additional stock options to executives to continue to retain such executives and provide incentives. The number of shares subject to each stock option granted is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. The Survey data was also used for general comparison purposes in determining stock option grants to executive officers. The stock options generally become exercisable over a five-year period and are granted at a price that is equal to the fair market value of the Company's Common Stock on the date of grant. In 1997, stock options were granted, at the Committee's discretion, to four executive officers who were not Named Executive Officers and to the six Named Executive Officers, as either incentives for these individuals to become employees or to align their interests with those of the stockholders, taking into account the number of shares of the Company's Common Stock and options to purchase Common Stock held by each such executive officer.

1997 CEO COMPENSATION

    Compensation for the CEO is determined through a process similar to that discussed above for other executive officers of the Company.

    In January 1997, the Committee established a base salary for Mr. Costello which exceeded his 1996 base salary by 8.3%. The Committee also established at that time a target bonus for Mr. Costello under the CEO Bonus Plan. The 1997 base salary level and target bonus were based, at the Committee's discretion, upon a number of factors, including (a) the Company's EPS objectives for 1997,
(b) individual performance objectives established by the Committee for Mr. Costello for 1997, and (c) the market compensation data discussed above.

    Mr. Costello's base salary, target bonus, EPS goal, and schedule of adjustment to the target bonus for EPS goal for a given fiscal year were established by the Committee within the first 90 days for that fiscal year.

    The determination of Mr. Costello's actual bonus for 1997 was fixed under the CEO Bonus Plan. Under the CEO Bonus Plan, no bonus is payable unless the CEO is employed by the Company as CEO on the date that bonus checks are distributed for that fiscal year. Mr. Costello resigned from the Company on October 19, 1997. Therefore, he did not receive a bonus for 1997, since the bonuses were paid in February 1998.

    Mr. Costello was awarded a stock option grant on April 11, 1997 for 500,000 shares of the Company's Common Stock, which subsequently became a grant for 1,000,000 shares after the Company's 2-for-1 stock split in October 1997. The Compensation Committee, in determining the number of shares for the grant, took into account market data from the Survey, as well as the fact that Mr. Costello had not received an option award since September 1993.

    As set forth in the Employment Agreement, Mr. Harding's base salary was established on October 19, 1997 by the Compensation Committee at $500,000 per year, effective October 19, 1997, the day he became the CEO. On the same date, the Committee also established a target bonus for the balance of 1997 for Mr. Harding under the CEO Bonus Plan. The 1997 base salary level and target bonus were based, at the Committee's discretion, upon similar factors as described above for Mr. Costello's base salary and target bonus, reduced proportionally for the period of time in 1997 that Mr. Harding served as the CEO. See "Executive Compensation--Employment Contracts."

    As set forth in the Employment Agreement, the determination of Mr. Harding's actual bonus for 1997 was fixed under the CEO Bonus Plan at $500,000 per year, prorated for the period from October 19, 1997 through January 3, 1998. The amount of an annual bonus payment varies with the degree to which the Company achieves its goal for EPS for the fiscal year for which payment is being made. If the Company meets the EPS goal for a given year, then pursuant to the CEO Bonus Plan and the Employment Agreement, Mr. Harding will be paid an amount equal to 100% of his target bonus. If the Company fails to meet its EPS goal, then Mr. Harding will receive a smaller bonus, or no bonus at all. If the Company surpasses its EPS goal, then Mr. Harding will receive a larger bonus. However, in no event shall the amount of an annual bonus exceed $2,000,000.

    In January 1998, in accordance with the terms of the Employment Agreement, the Committee applied the formula in the CEO Bonus Plan and, based upon such formula, determined that Mr. Harding was entitled to the full 1997 bonus specified under the CEO Bonus Plan for the period that he was CEO. Mr. Harding also received a bonus under the Company's Bonus Plan for his period of employment from May 16, 1997 to October 19, 1997 as Executive Vice President of the Company. The total bonus amount paid to Mr. Harding was $508,000.

    Mr. Harding was awarded a stock option grant on May 9, 1997 for 200,000 shares of the Company's Common Stock upon joining the Company (400,000 shares post-split). In addition, pursuant to the terms of the Employment Agreement, Mr. Harding was awarded an option to purchase 600,000 shares of the Company's Common Stock (1,200,000 post-split) on October 28, 1997 after his election as CEO. With respect to both stock option grants, the Compensation Committee, in determining the size of the awards, took into account market data from companies similar to the Company, as well as the number of options previously awarded to Mr. Harding.

    COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which limits deductions for certain executive compensation in excess of $1 million in any given year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on stockholder approval of the compensation arrangement. The Company believes that it is in the best interests of its stockholders to structure compensation arrangements to achieve deductibility under Section 162(m), except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. To this end, the Company's CEO Bonus Plan has been amended and expanded in scope, as of February 23, 1998, as the Senior Executive Bonus Plan in order to satisfy more broadly the requirements of Section 162(m). If the Senior Executive Bonus Plan, as amended, is approved by the stockholders at the Company's Annual Meeting, all awards under the plan to the Company's key executive officers should be deductible under Section 162(m) (see Proposal 4). Since corporate objectives may not always be consistent with the requirements for full deductibility, the Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation.

                                          COMPENSATION COMMITTEE
                                          John B. Shoven, Chairman
                                          Donald L. Lucas

PERFORMANCE MEASUREMENT COMPARISON(1)

    The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1992 for (i) the Company's Common Stock, (ii) the Standards & Poor's 500 Composite Index (the "S&P 500"), and (iii) the Standard & Poor's Technology Sector Index (the "S&P TS"). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               AMONG CADENCE DESIGN SYSTEMS, INC., THE S&P INDEX
                      AND THE S&P TECHNOLOGY SECTOR INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                   CADENCE            S & P 500      S & P TECHNOLOGY

               DESIGN SYSTEMS, INC.                             SECTOR**
12/31/92                       $100         $100                    $100
12/31/93                         54          110                     123
12/31/94                         96          112                     143
12/30/95                        295          153                     207
12/28/96                        405          189                     293
1/3/98                          525          252                     369

 * $100 invested on 12/31 in stock or index, including reinvestment of dividends.

**Fiscal year ending January 3.

------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

    The Company's Bylaws provide that the Company shall indemnify its directors, officers and employees to the fullest extent permitted by Delaware General Corporation Law. The Company's Bylaws also authorize the Board of Directors of the Company to cause the Company to enter into indemnification contracts with its directors, officers and employees and to purchase insurance on behalf of any person it is permitted to indemnify. Pursuant to these provisions of the Company's Bylaws, the Company has entered into indemnity agreements (the "Indemnity Agreements") with each of Messrs. Harding, Olsen, Bingham, Robison, Murphy and Bealmear (the "Agents").

    Each Indemnity Agreement provides, among other things, that the Company will indemnify each Agent to the extent provided therein, for expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that the Agent becomes legally obligated to pay because of any claim or claims made against or by him in connection within any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, to which the Agent is or may be made a party by reason of his position as a director, officer, employee or other agent of the Company, and otherwise as may be provided to the Agent by the Company under the non-exclusivity provisions of the Delaware General Corporation Law and the Company's Bylaws.

    Prior to becoming the President and Chief Executive Officer of the Company in October 1997, Mr. Harding entered into a contract to purchase a home in Cambridge, Massachusetts for $1,700,000. The Company assumed Mr. Harding's obligations under the contract of purchase for the Cambridge home. In March of 1998, the Company sold the home for a sale price in excess of the $1,700,000 and refunded Mr. Harding the deposit he placed on the home.

    Pursuant to a consulting agreement with the Company, Dr. Sangiovanni-Vincentelli was compensated in the amount of $200,000 for consulting services provided to the Company in 1997. Dr. Sangiovanni-Vincentelli's services to the Company consisted of providing technical direction and strategic advice to the Company. Dr. Sangiovanni-Vincentelli has provided consulting services to the Company on an annual basis since 1994, and will render similar services to the Company in 1998.

    All transactions from December 29, 1996 to the present between the Company and any current executive officer or director have been approved by a majority of the disinterested members of the Company's Board of Directors. Any future transactions with officers, directors or affiliates will be approved by a majority of the disinterested members of the Board of Directors and will be on terms that are no less favorable to the Company than could be obtained from unaffiliated third parties and that may reasonably be expected to benefit the Company.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          R.L. Smith McKeithen
                                          SECRETARY

March 30, 1998

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 3, 1998 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, CADENCE DESIGN SYSTEMS, INC., 2655 SEELY AVENUE, SAN JOSE, CALIFORNIA 95134.

                            CADENCE DESIGN SYSTEMS, INC.

                               1987 STOCK OPTION PLAN
                             AS ADOPTED APRIL 24, 1987
                               AS AMENDED MAY 4, 1993
           AS AMENDED AUGUST 1, 1996 TO BECOME EFFECTIVE AUGUST 15, 1996
                            AS AMENDED FEBRUARY 5, 1997
                      AS APPROVED BY STOCKHOLDERS MAY 1, 1997
                            AS AMENDED FEBRUARY 23, 1998
                     AS APPROVED BY STOCKHOLDERS [MAY 6,] 1998
                         TERMINATION DATE:  [MAY 21, 2007]


     1. PURPOSES OF THE PLAN. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees of the Company and any parent or subsidiary corporations, and to promote the success of the Company's business.

          Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "non-statutory stock options," at the discretion of the Board and as reflected in the terms of the written option agreement.

     2.   DEFINITIONS.  As used herein, the following definitions shall apply:

          (a) "BOARD" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

          (b)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (c)  "COMMON STOCK" shall mean the Common Stock of the Company.

          (d) "COMPANY" shall mean CADENCE DESIGN SYSTEMS, INC., a Delaware corporation.

          (e) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

          (f) "CONSULTANT" shall mean any consultants, independent contractors or advisers (provided that such persons render bona fide services not in connection with the offering and sale of securities in capital raising transactions) rendering services to the Company or a Parent or Subsidiary.

          (g) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall mean the absence of any interruption of termination of service, whether as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence.

          (h) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee or other compensation paid solely on account of service as a director by the Company shall not be sufficient to constitute "employment" by the Company.

          (i) "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

          (j)  "OPTION" shall mean a stock option granted pursuant to the Plan.

          (k) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

          (l) "OPTIONEE" shall mean an Employee or Consultant who receives an Option.

          (m) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended.

          (n)  "PLAN" shall mean this 1987 Stock Option Plan.

          (o) "RULE 16b-3" shall mean Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (p) "SHARE" shall mean a share of Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (q) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of the Plan, the number of shares reserved for issuance under the Plan is seventy-one million three hundred seventy thousand one hundred (71,370,100) shares of Common Stock. Shares issued under the Plan may be authorized, but unissued, or reacquired Common Stock.

          If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4.   ADMINISTRATION OF THE PLAN.

          (a) PROCEDURE. The Board of Directors of the Company shall administer the Plan.

               The Board of Directors may appoint a Committee consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of

Directors, subject to such terms and conditions as the Board of Directors may prescribe. One or more of these members may be "Non-Employee Directors" (a director who is receiving no compensation from the Company other than for service on the Board of Directors or who does not receive such additional compensation which exceeds the limits specified in the definition of such term under Rule 16b-3) or "Outside Directors" (a director who is not either a current or former officer of the Company nor a current employee of the Company, and who is receiving no compensation from the Company other than for service on the Board of Directors or who does not receive such additional compensation which exceeds the limits specified in the definition of such term under Section 162(m) of the Code). Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee, and thereafter directly administer the Plan. Notwithstanding anything in this Section 4 to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board of Directors the authority to grant Options to all Employees and Consultants or any portion or class thereof.

               Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

          (b) POWERS OF THE BOARD. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Internal Revenue Code of 1986, as amended, or "non-statutory stock options"; (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) in accordance with the Plan, and, with the consent of the holder thereof with respect to any adverse change, modify or amend each Option;
(viii) to accelerate or defer (the latter with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (c) EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5. ELIGIBILITY. Options may be granted only to Employees or Consultants as defined in Section 2 hereof. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

          Incentive Stock Options may only be granted to Employees. The aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. To the extent that the grant of an Option exceeds this limit, the portion of the Option that exceeds such limit shall be treated as a non-statutory stock option.

          The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consultancy by the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time or his consultancy pursuant to the terms of the Consultant's agreement with the Company.

          No person shall be eligible to be granted Options covering more than 2,216,702 shares of Common Stock in any calendar year (such number representing 2.5% of the issued and outstanding Common Stock of the Company entitled to vote as of the record date for the 1997 Annual Meeting of Stockholders). The foregoing limit shall be adjusted pursuant to the provisions of Section 11.

     6. TERM OF THE PLAN. The Plan became effective upon its adoption by the Board of Directors. Subsequently amended, the Plan shall continue in effect until May 21, 2007 unless sooner terminated under Section 13 of the Plan.

     7. TERM OF OPTION. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

     8.   EXERCISE PRICE AND CONSIDERATION.

          (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

               (i)  In the case of an Incentive Stock Option:

                    (1) Granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

                    (2) Granted to any Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

               (ii) In the case of an Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to
Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be not less than 100% of the fair market value per Share on the date of grant.

              (iii) Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or non-statutory stock option) may be granted with an exercise price lower than set forth in the preceding paragraphs if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (b) The fair market value shall be determined by the Board in its discretion: PROVIDED HOWEVER, that where there is a public market for the Common Stock, the fair market value per Share shall be the average of the high and low prices of the Common Stock on the date of grant, as reported on the New York Stock Exchange.

          (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9.   EXERCISE OF OPTION.

          (a) PROCEDURE FOR EXERCISE RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. If an employee ceases to serve as an Employee or Consultant, he may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board) after the date he ceases to be an Employee or Consultant of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c)  DEATH OF OPTIONEE.  In the event of the death of an Optionee:

               (i) during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living three (3) months after the date of death; or

              (ii) within one (1) month after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     10. NON-TRANSFERABILITY OF OPTIONS. Except as otherwise expressly provided in the terms of an individual Option which is a non-statutory stock option, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; PROVIDED, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

           In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board, at its sole discretion, permits acceleration as to all or any part of the Optioned Stock, the aggregate fair market value (determined at the time an Option is granted) of stock with respect to which Incentive Stock Options first become exercisable in the year of such dissolution, liquidation, sale of assets or merger cannot exceed $100,000. Any remaining accelerated Incentive Stock Options shall be treated as non-statutory stock options.

     12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     13.  AMENDMENT AND TERMINATION OF THE PLAN.

          (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any listing requirements of any securities exchange or national market system on which the Common Stock is traded.

          (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not adversely affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of the law, including without limitation, the Securities Act of 1933, as amended; the Securities Exchange
Act of 1934, as amended; the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company. Such a representation is required by any of the aforementioned relevant provisions of law.

     15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

                            CADENCE DESIGN SYSTEMS, INC.

                            SENIOR EXECUTIVE BONUS PLAN
                          EFFECTIVE AS OF JANUARY 1, 1996
                      AMENDED EFFECTIVE AS OF JANUARY 1, 1998

The purpose of the Senior Executive Bonus Plan (the "Plan") is to motivate and reward that individual who is serving as the Company's Chief Executive Officer ("CEO") and the individuals who are part of the senior executive staff as designated by the CEO (collectively the "Executives") in order to improve the Company's profitability and achieve the established corporate goals of the Company. The Plan provides for a cash payment after the end of the Company's fiscal year ending December 31, 1996 and after the end of each subsequent fiscal year. The Company's financial performance for a given fiscal year will be based on the audited financial statements prepared by the Company's outside accounting firm. Amounts paid under the Plan are intended to be "performance-based compensation" within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan shall be interpreted in accordance with that intent.

The Compensation Committee of the Board of Directors will establish the target bonus amount for each Executive for a given fiscal year within the first ninety
(90) days of that fiscal year. The target bonus amount shall be a percentage of the Executive's base salary for that fiscal year (expressed as a fixed dollar amount), which base salary shall also be established by the Compensation Committee of the Board of Directors within the first ninety (90) days of that fiscal year.

The Executive's actual bonus for a given fiscal year shall be determined by the Company's achievement of the Earnings Per Share ("EPS") target established by the Compensation Committee of the Board of Directors for a given fiscal year within the first ninety (90) days of that fiscal year. For purposes of the Plan, "Earnings Per Share" shall be determined by applying generally accepted accounting principles ("GAAP") and excluding the impact of any significant unusual or non-recurring items. If the Earnings Per Share target is equalled by the Company's performance, then the Executive's actual bonus shall be equal to the target bonus amount for such year. If the Company's performance exceeds the Earnings Per Share target, then the Executive's actual bonus shall be greater than the target bonus amount for such year. If the Company's performance fails to reach the Earnings Per Share target, then the Executive's actual bonus shall be less than the target bonus amount for such year, and in some cases it is possible that no bonus may be paid. The schedule setting forth the relationship between the Company's financial performance for a given fiscal year expressed in terms of Earnings Per Share and the Executive's actual bonus shall be established by the Compensation Committee of the Board of Directors for a given fiscal year within the first ninety (90) days of that fiscal year.

In the event that the Company's actual Earnings Per Share for a fiscal year falls between two of the numbers for Earnings Per Share selected by the Compensation Committee of the Board of Directors on the schedule ("EPS Numbers"), then the percentage of the Executive's target bonus amount which will be paid as the Executive's actual bonus (the "amount percentage") shall be determined by the sum of the following two percentages: (1) the "amount percentage" matched

                                     1.

with the lower of the two EPS Numbers on the schedule plus (2) the product (rounded to the nearest full percentage point) of the number of percentage points between the "amount percentages" for the two EPS Numbers, multiplied by a fraction, the numerator of which is the difference between the Company's actual Earnings Per Share and the lower EPS Number and the denominator of which is the number of cents between the two EPS Numbers.

Notwithstanding the foregoing, the Compensation Committee may exercise positive discretion to increase the amount of compensation payable under the Plan that would otherwise be due upon attainment of a goal for an Executive who is not a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").(1)

In no event may the Executive's actual bonus for a given fiscal year exceed $2,000,000.

The Executive's actual bonus for a given fiscal year shall be reduced by the amount that the Executive receives with respect to the same fiscal year under the terms of any other Company bonus plan for that fiscal year.

The Compensation Committee of the Board of Directors shall certify the amount of the Executive's actual bonus for a given fiscal year in writing prior to payment.

Any individual who serves as the Company's Chief Executive Officer for a given fiscal year shall automatically be eligible to participate in the Plan. If an individual becomes an Executive during a fiscal year, that individual's target bonus amount, base salary, EPS target, and schedule of adjustments to the target bonus amount based upon actual EPS results, shall be established by the Compensation Committee before the first 25% of the remainder of that fiscal year has elapsed. These determinations of the Compensation Committee shall be applied to the period of time remaining in the fiscal year after the individual became an Executive, or such shorter period of time within the fiscal year determined by the Compensation Committee. In order to receive a bonus payment under the Plan for a given fiscal year, the individual must be employed by the Company on the date that bonus checks are distributed for that fiscal year, or have terminated employment prior to that time on account of death or disability.


----------------------
(1) Section 162(m) of the Code precludes a deduction under chapter 1 of the Code by any publicly held corporation for compensation paid to any covered employee to the extent that the compensation for the taxable year exceeds $1,000,000. "Covered employee" generally means any individual who, on the last day of the taxable year, is the chief executive officer of the corporation or is acting in such capacity, or is among the four highest compensated officers (other than the chief executive officer). The deduction limit does not apply to qualified performance-based compensation that meets certain requirements. One of these requirements is that there is a preestablished performance goal that states, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the employee if the goal is attained. The terms of such an objective formula or standard must preclude discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal, although the compensation committee may reduce or eliminate the compensation or other economic benefit that was due upon attainment of the goal as long as the exercise of such negative discretion with respect to one employee does not result in any increase in the amount payable to another employee.

                                     2.

The Compensation Committee of the Board of Directors may terminate the Plan at any time, for any or no reason, and may also amend the Plan in order to reduce the amount of the Executive's bonus payment at any time, for any or no reason. The Compensation Committee of the Board of Directors shall be responsible for all matters of interpretation of the terms of the Plan, including the authority to make decisions regarding matters not expressly addressed in the Plan, and the decision of the Compensation Committee shall be final and binding on all persons having an interest in the Plan.


                                     3.

PROXY                                                                  PROXY

                       CADENCE DESIGN SYSTEMS, INC.
                PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                              MAY 6, 1998

   The undersigned hereby appoints John R. Harding, H. Raymond Bingham and
R. L. Smith McKeithen, or any of them, each with power of substitution, to attend and to represent the undersigned at the Annual Meeting of Stockholders of Cadence Design Systems, Inc. (the "Company") to be held at Cadence Design Systems, Inc., 2655 Seely Road, San Jose, California on May 6, 1998 at 3:00 p.m. local time and any continuation or adjournment thereof, and to vote the number of shares of stock of the Company the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

 THE SHARES WILL BE VOTED AS DIRECTED ON REVERSE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE EIGHT NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3, 4, 5 and 6.

                        CADENCE DESIGN SYSTEMS, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. 0

                                                                               4.  Approval of the Senior      For  Against Abstain
                                                                               Executive Bonus Plan.            0      0       0

1.   ELECTION OF DIRECTORS                        For    Withhold    For All   5.  Ratification of selection   For  Against Abstain
NOMINEES:  Carol A. Bartz, H. Raymond             All      All       Except    of Arthur Andersen               0      0       0
Bingham, John R. Harding, Leonard Y.W. Liu,        0        0          0       LLP, as independent auditors
Donald L. Lucas, Alberto Sangiovanni-                                          of the Company for the
Vincentelli, George M. Scalise,  and                                           fiscal year ending
John B. Shoven. (INSTRUCTION:  To                                              January 2, 1999.
withhold authority to vote for any
individual nominee, write that
nominee's name on the space provided below)

_______________________________                                                6.  Other such business as may  For          Abstain
(Except nominees written above)                                                properly come before the         0              0
                                                                               meeting or any adjournment
                                                                               thereof.
2.  Approval of the amendment to                 For    Against    Abstain                                      The undersigned
the Company's Certificate of                      0        0          0                                         hereby acknowledges
Incorporation to increase the authorized                                                                        receipt of:  (a)
number of shares of the Company's                                                                               Notice of Annual
Common Stock from 300,000,000 to 600,000,000.                                                                   Meeting of
                                                                                                                Stockholders of
3.  Approval of amendments to the                For    Against    Abstain                                      the Company, (b)
Company's 1987 Stock Option Plan,                 0        0          0                                         accompanying and
as amended.                                                                                                     (c)  Annual Report
                                                                                                                to Stockholders for
                                                                                                                the year ended
                                                                                                                January 3, 1998.

                                                                                   Dated: _____________________, 1998

                                                                                   Signature(s):
                                                                                   __________________________________

                                                                                   __________________________________
                                                                                   Please sign exactly as your name(s) appear on
                                                                                   your stock certificate.

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